Richard A. Fisher

February 20, 2003

To the Board of Directors
Cytation Corporation

Gentlemen:

This will confirm that, effective December 31, 2002, for adequate consideration the receipt of which I hereby acknowledge, I relinquish all rights under my employment agreement with the Company dated October 15, 2001 ("Agreement"). I acknowledge that, effective as of that date, the Agreement is terminated and of no further force and effect.

Notwithstanding anything herein to the contrary, I do not waive my right to accrued compensation under the Agreement as of December 31, 2002 in the amount of $50,000.

Sincerely,

/s/ Richard A. Fisher